        EXHIBIT 77Q1(e)

As of May 1, 2007

Board of Directors
ICAP Funds, Inc.
51 Madison Avenue
New York, NY 10010

Re: Expense Reimbursements –
MainStay ICAP International Fund and MainStay ICAP Select Equity Fund, All Classes

Dear Board of Directors:

(1)           This letter will confirm our intent that in the event the annualized ratio of total ordinary operating expenses (excluding taxes, interest, litigation, extraordinary expenses, and brokerage and other transaction expenses relating to the purchase or sale of portfolio investments) to average daily net assets of the Class I shares of each of the MainStay ICAP International Fund and MainStay ICAP Select Equity Fund (the “Funds”), calculated daily in accordance with generally accepted accounting principles consistently applied, exceeds 0.80%, we will assume a portion of the Fund’s operating expenses in the amount of such excess.  An equivalent reduction will apply to the other share classes of the Funds.

We authorize the Funds and their administrator to reduce our monthly management fees or reimburse the monthly expenses of the appropriate Classes of the Funds to the extent necessary to effectuate the limitations stated in this Section (1), consistent with the method set forth in Section (4) below.  We authorize the Funds and its administrator to request funds from us as necessary to implement the limitations stated in this Section (1).  We will pay to the Funds or Classes any such amounts, consistent with the method set forth in Section (4) below, promptly after receipt of such request.

(2)         Our undertaking to assume Fund operating expenses as stated above may not be terminated through August 25, 2008, but may be terminated by us without notice anytime thereafter.

(3)         The foregoing expense limitations supersede any prior agreement regarding expense limitations.  Each expense limitation is an annual, not monthly, expense limitation, and is based on the fiscal years of the Funds.  Consequently, if the amount of expenses accrued during a month is less than an expense limitation, the following shall apply: (i) we shall be reimbursed by the respective Fund(s) or Class(es) in an amount equal to such difference, consistent with the method set forth in Section (4) below, but not in an amount in excess of any deductions and/or payments previously made during the year; and (ii) to the extent reimbursements are not made pursuant to Sub-Section 3(i), the Fund(s) and/or Classes shall establish a credit to be used in reducing deductions and/or payments which would otherwise be made in subsequent months of the year. We shall be entitled to recoupment from a Fund or Class of any fee waivers or expense reimbursments pursuant to this arrangement consistent with the method set forth in Section (4) below, if such action does not cause the Fund or Class to exceed existing expense limitations, and the reimbursement is made within three years after the year in which NYLIM incurred the expense.

(4)         Any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the Classes of shares of the Funds in accordance with the terms of the Funds’ multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “18f-3 Plan”).  To this end, the benefit of any waiver or reimbursement of any management fee and any other “Fund Expense,” as such term is defined in the 18f-3 Plan, shall be allocated to all shares of the Funds based on net asset value, regardless of Class.

This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that a Fund is deemed to have paid a preferential dividend.  In the event of any conflict between any other term of this Agreement and this Section (4), this Section (4) shall control.

*           *           *

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Brian A. Murdock________
       Brian A. Murdock
       President and CEO

ACKNOWLEDGED:

ICAP FUNDS, INC.

By:      /s/ Stephen P. Fisher______
Stephen P. Fisher
President

As of May 1, 2007

Board of Directors
ICAP Funds, Inc.
51 Madison Avenue
New York, NY 10010

Re:           Expense Reimbursements - MainStay ICAP Equity Fund

Dear Board of Directors:

(1)           This letter will confirm our intent that, in the event the annualized ratio of total ordinary operating expenses (excluding taxes, interest, litigation, extraordinary expenses, and brokerage and other transaction expenses relating to the purchase or sale of portfolio investments) to average daily net assets of each class of shares (the “Class”) for MainStay ICAP Equity Fund (the “Fund”), calculated daily in accordance with generally accepted accounting principles consistently applied, exceeds the percentage set forth below, we will waive a portion of the Fund’s management fees or reimburse the expenses of the appropriate Class of the Fund in the amount of such excess, consistent with the method set forth in Section (4) below:

Fund/Class	Expense Limit

MainStay ICAP Equity Fund
MainStay ICAP Equity Fund Class A	1.19%
MainStay ICAP Equity Fund Class C	1.94%
MainStay ICAP Equity Fund Class I	0.80%
MainStay ICAP Equity Fund Class R1	0.90%
MainStay ICAP Equity Fund Class R2	1.15%
MainStay ICAP Equity Fund Class R3	1.40%

We authorize the Fund and its administrator to reduce our monthly management fees or reimburse the monthly expenses of the appropriate Class of the Fund to the extent necessary to effectuate the limitations stated in this Section (1), consistent with the method set forth in Section (4) below.  We authorize the Fund and its administrator to request funds from us as necessary to implement the limitations stated in this Section (1).  We will pay to the Fund or Class any such amounts, consistent with the method set forth in Section (4) below, promptly after receipt of such request.

(2)         This Agreement shall terminate on May 1, 2009 and our undertaking to waive fees and reimburse expenses as stated above may not be amended or terminated prior to May 1, 2009 without the prior approval of the Board of Directors.

(3)         The foregoing expense limitations supersede any prior agreement regarding expense limitations.  Each expense limitation is an annual, not monthly, expense limitation, and is based on the fiscal year of the Fund.  Consequently, if the amount of expenses accrued during a month is less than an expense limitation, the following shall apply: (i) we shall be reimbursed by the respective Class(es) in an amount equal to such difference, consistent with the method set forth in Section (4) below, but not in an amount in excess of any deductions and/or payments previously made during the year; and (ii) to the extent reimbursements are not made pursuant to Sub-Section (3)(i), the Class(es) shall establish a credit to be used in reducing deductions and/or payments which would otherwise be made in subsequent months of the year. We shall be entitled to recoupment from the Fund or Class of any fee waivers or expense reimbursements pursuant to this arrangement consistent with the method set forth in Section (4) below, if such action does not cause the Fund or Class to exceed existing expense limitations, and the recoupment is made within three years after the year in which NYLIM incurred the expense.

(4)         Any amount of fees or expenses waived, paid or reimbursed pursuant to the terms of this Agreement shall be allocated among the Classes of shares of the Fund in accordance with the terms of the Fund’s multiple class plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “18f-3 Plan”).  To this end, the benefit of any waiver or reimbursement of any management fee and any other “Fund Expense,” as such term is defined in the 18f-3 Plan, shall be allocated to all shares of the Fund based on net asset value, regardless of Class.

This Agreement shall in all cases be interpreted in a manner consistent with the requirements of Revenue Procedure 96-47, 1996-2 CB 338, and Revenue Procedure 99-40, I.R.B. 1999-46, 565 so as to avoid any possibility that a Fund is deemed to have paid a preferential dividend.  In the event of any conflict between any other term of this Agreement and this Section (4), this Section (4) shall control.

*           *           *

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Brian A. Murdock________
       Brian A. Murdock
       President and CEO

ACKNOWLEDGED:

ICAP FUNDS, INC.

By:      /s/ Stephen P. Fisher______
Stephen P. Fisher
President